UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

Silverback Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39756	81-1489190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fairview Ave N, Suite 600 Seattle, Washington	98109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 456-2900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SBTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Pursuant to the Agreement and Plan of Merger and Reorganization by and among Silverback Therapeutics, Inc., a Delaware corporation (“Silverback”), ARS Pharmaceuticals, Inc., a Delaware corporation (“ARS Pharma”) and Sabre Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Silverback, dated July 21, 2022, as amended on August 11, 2022 and October 25, 2022 (the “Merger Agreement”), the final Exchange Ratio (as defined in the Merger Agreement) will be 1.1819.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which include, but are not limited to, statements regarding the expected Exchange Ratio. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Silverback’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed merger in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the proposed merger, including with respect to the approval of Silverback’s stockholders; potential delays in consummating the proposed merger; the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed merger on Silverback’s business relationships, operating results and business generally; costs related to proposed merger; and the outcome of any legal proceedings that may be instituted against Silverback, ARS Pharma or any of their respective directors or officers related to the Merger Agreement or the proposed merger. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Silverback’s most recent filings with the U.S. Securities and Exchange Commission (“SEC”), including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Silverback’s web page at https://ir.silverbacktx.com/ by clicking on the link “Financials & Filings.”

The forward-looking statements included in this communication are made only as of the date hereof. Silverback assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

In connection with the proposed merger, Silverback filed with the SEC a preliminary proxy statement on August 11, 2022 and a definitive proxy statement on October 6, 2022 relating to the proposed merger and other relevant documents (the “Proxy Statement”), and the Proxy Statement was first mailed to Silverback stockholders on October 7, 2022. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SILVERBACK, ARS PHARMA, AND THE PROPOSED MERGER. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on Silverback’s website at https://ir.silverbacktx.com/ or by contacting Silverback’s Investor Relations via email at IR@silverbacktx.com or by telephone at (206) 736-7946.

Participants in the Solicitation

Silverback and its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the stockholders of Silverback in connection with the proposed merger and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers were included in the preliminary and definitive proxy statements for the proposed merger. Additional information regarding such directors and executive officers is included in Silverback’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of the Stockholders, which was filed with the SEC on April 28, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Silverback’s stockholders in connection with the proposed merger and any other matters to be voted upon at the special meeting were set forth in the preliminary and definitive proxy statements for the proposed merger.

These documents are available free of charge as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERBACK THERAPEUTICS, INC.

By:	/s/ Jeffrey C. Pepe, Ph.D., J.D.
Jeffrey C. Pepe, Ph.D., J.D
Interim Chief Executive Officer

Dated: November 2, 2022